                                                                    EXHIBIT 23.1

                                    CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 4, 1996 (except Notes 3, 4, 11 and 13 as to
which the date is April   , 1997) in the Registration Statement (Form S-1) and
related Prospectus of Acorn Products, Inc. dated April   , 1997.

Columbus, Ohio
April   , 1997

The foregoing consent is in the form that will be signed upon the determination of the stock split as described in Note 13 to the financial statements.


                                  Ernst & Young LLP

Columbus, Ohio
April 17, 1997